EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On the September 7, 2016 Acquisition Date, Revlon Consumer Products Corporation (“Products Corporation” and together with its subsidiaries, the “Company”) completed the Elizabeth Arden Acquisition for a total cash purchase price of $1,034.3 million, pursuant to an agreement and plan of merger (the “Merger Agreement”) by and among Revlon, Inc., Products Corporation, RR Transaction Corp. (then a wholly-owned subsidiary of Products Corporation), and Elizabeth Arden, Inc. (“Elizabeth Arden”). On the Acquisition Date, Elizabeth Arden merged (the “Merger”) with and into RR Transaction Corp. (“Acquisition Sub”), with Elizabeth Arden surviving the Merger as a wholly-owned subsidiary of Products Corporation.  Elizabeth Arden is a global prestige beauty products company with an iconic portfolio of beauty brands that are highly complementary to the Company’s existing brand portfolio and are sold worldwide. In North America, Elizabeth Arden’s principal customers include prestige retailers, the mass retail channel and distributors, as well as direct sales to consumers via its branded retail outlet stores and e-commerce business. Elizabeth Arden products are also sold through the Elizabeth Arden Red Door Spa beauty salons and spas. Internationally, Elizabeth Arden’s portfolio of owned and licensed brands is sold to perfumeries, boutiques, department stores, travel retailers and distributors.

The following unaudited pro forma condensed combined balance sheet combines Product Corporation’s unaudited historical consolidated balance sheet as of June 30, 2016 with the audited historical consolidated balance sheet of Elizabeth Arden as of June 30, 2016, giving effect to the Transactions (as defined below) on a pro forma basis as if they had been completed on June 30, 2016. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2016 and 2015 and the fiscal year ended December 31, 2015 combines our unaudited historical consolidated statements of operations for the periods then ended with the unaudited historical consolidated statements of operations of Elizabeth Arden for the six months ended June 30, 2016 and 2015 and the calculated fiscal year ended December 31, 2015 (as discussed below), and gives effect to the Transactions on a pro forma basis as if they had been completed on January 1, 2015. The unaudited pro forma condensed combined financial statements show the impact of the Transactions on our and Elizabeth Arden’s respective historical consolidated financial positions and results of operations under the acquisition method of accounting, in accordance with ASC Topic 805, “Business Combinations,” with Products Corporation treated as the acquiror of Elizabeth Arden.
The unaudited pro forma condensed combined financial statements reflect certain adjustments to Elizabeth Arden’s historical consolidated financial statements to align those financials with the Company’s U.S. GAAP accounting policies. These adjustments reflect the Company’s best estimates based upon the information currently available to the Company.  Additionally, certain items have been reclassified from Elizabeth Arden’s unaudited historical consolidated financial statements to align the presentation of those financial statements with the Company’s financial statement presentation. These reclassifications were determined based upon the information currently available to the Company, and additional reclassifications may be necessary once the acquisition accounting is completed and additional information becomes available to the Company.
The Transactions are accounted for under the acquisition method of accounting, whereby the assets acquired and liabilities assumed are measured at their respective fair values as of the date of completion of the Acquisition, with any residual value reflected as goodwill. The determination of the fair values of the net assets acquired, including intangible and net tangible assets, is based upon certain valuations that have not been finalized, and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect our best estimates and are subject to change once further analyses are completed. Under applicable guidance, we are not required to finalize our acquisition accounting until one year after the Acquisition is completed. Any subsequent adjustments made in connection with the finalization of our acquisition accounting may be material.
The unaudited pro forma condensed combined statements of operations do not include: (1) any revenue, net cost reductions or synergies that may be achieved subsequent to the completion of the Acquisition; or (2) the impact of non-recurring items directly related to the Transactions.

The pro forma condensed combined financial statements are unaudited, are presented for informational purposes only, and are not necessarily indicative of the financial position or results of operations that would have occurred had the Transactions been completed as of the dates or at the beginning of the periods presented. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future consolidated financial position or operating results of the combined companies. The unaudited pro forma condensed combined financial statements and the accompanying notes should be read together with:
—	the separate audited historical consolidated financial statements of RCPC for the year ended December 31, 2015 (as filed with the SEC on February 26, 2016 in RCPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015);
—	the separate audited historical consolidated financial statements of Elizabeth Arden for its fiscal years ended June 30, 2016 and 2015 (as filed with the SEC on August 15, 2016 in Elizabeth Arden’s Annual Report on Form 10-K for its fiscal year ended June 30, 2016); and
—	the separate unaudited historical consolidated financial statements of RCPC as of and for the six months ended June 30, 2016 and 2015 (as filed with the SEC on July 29, 2016 in Revlon’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016).
The unaudited pro forma condensed combined statements of operations have been presented based on RCPC’s fiscal year, which ends on December 31. The following historical statement of operations data of Elizabeth Arden have been arithmetically combined for the purposes of the preparation of the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2015, but have not been audited or reviewed by any firm of independent registered public accountants:
—	the separate audited historical consolidated statement of operations data of Elizabeth Arden for its fiscal year ended June 30, 2015 (as filed with the SEC on August 10, 2015 in Elizabeth Arden’s Annual Report on Form 10-K for its fiscal year ended June 30, 2016); plus
—	the separate unaudited historical consolidated statement of operations data of Elizabeth Arden for the six months ended December 31, 2015 (as filed with the SEC on February 5, 2016 in Elizabeth Arden’s Quarterly Report on Form 10-Q for the six months ended December 31, 2015); minus
—	the separate unaudited historical consolidated statement of operations data of Elizabeth Arden for the six months ended December 31, 2014 (as filed with the SEC on February 6, 2015 in Elizabeth Arden’s Quarterly Report on Form 10-Q for the six months ended December 31, 2014).
The following historical statement of operations data of Elizabeth Arden have been arithmetically combined for the purposes of the preparation of the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2016, but have not been audited or reviewed by any firm of independent registered public accountants:
—	the separate audited historical consolidated statement of operations data of Elizabeth Arden for its fiscal year ended June 30, 2016 (as filed with the SEC on August 15, 2016 in Elizabeth Arden’s Annual Report on Form 10-K for its fiscal year ended June 30, 2016); minus
—	the separate unaudited historical consolidated statement of operations data of Elizabeth Arden for the six months ended December 31, 2015 (as filed with the SEC on February 5, 2016 in Elizabeth Arden’s Quarterly Report on Form 10-Q for the six months ended December 31, 2015).

The following historical statement of operations data of Elizabeth Arden have been arithmetically combined for the purposes of the preparation of the unaudited pro forma condensed combined statement of its operations for the six months ended June 30, 2015, but have not been audited or reviewed by any firm of independent registered public accountants:
—	the separate audited historical consolidated statement of operations data of Elizabeth Arden for its fiscal year ended June 30, 2015 (as filed with the SEC on August 15, 2016 in Elizabeth Arden’s Annual Report on Form 10-K for its fiscal year ended June 30, 2016); minus
—	the separate unaudited historical consolidated statement of operations data of Elizabeth Arden for the six months ended December 31, 2014 (as filed with the SEC on February 6, 2015 in Elizabeth Arden’s Quarterly Report on Form 10-Q for the six months ended December 31, 2014).
Because Elizabeth Arden’s statement of operations data for the year ended December 31, 2015 in this Form 8-K/A represent an arithmetic combination of the data for the above-described fiscal periods and because the year ended December 31, 2015 and the six months ended June 30, 2015 and 2016 are not fiscal periods of Elizabeth Arden, such data may not be comparable to or indicative of the results of operations of Elizabeth Arden for a full fiscal year. In addition, because such statement of operations data have not been audited or reviewed by any firm of independent registered public accountants, such an audit or review process could result in material adjustments to such statement of operations data.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2016
($ IN MILLIONS)

	Revlon Consumer	Elizabeth
	Products Corp.	Arden, Inc.	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined

Net Sales	$928.5	$384.6	$—		$1,313.1
Cost of Sales	325.4	208.3	(0.7)	Note 4 (a)	533.0
Gross Profit	603.1	176.3	0.7		780.1
Selling, general, and administrative	502.6	210.5	(2.7)	Note 4 (c)	710.4
Acquisition and integration costs	6.0	—	(1.7)	Note 4 (d)	4.3
Restructuring charges and other, net	1.8	—	—		1.8
Operating income (loss)	$92.7	$(34.2)	$5.1		$63.6
Other expenses, net:
Interest expense, net	41.9	14.5	14.3	Note 4 (d)	70.7
Amortization of debt issuance costs	2.9	0.4	0.4	Note 4 (d)	3.7
Foreign currency loss, net	5.1	—	—		5.1
Miscellaneous, net	0.5	—	—		0.5
Other expense, net	$50.4	$14.9	$14.7		$80.0
Income (loss) from continuing operations before income taxes	42.3	(49.1)	(9.6)		(16.4)
Provision for income taxes	17.9	1.8	(3.9)	Note 4 (e)	15.8
Net (loss) income from continuing operations	$24.4	$(50.9)	$(5.7)		$(32.2)
Income from discontinued operations, net of taxes	(2.1)		—		(2.1)
Net income attributable to noncontrolling interests	—	—	—		—
Accretion and dividends on preferred stock	—	(1.3)	1.3	Note 3	—
Net income (loss)	$22.3	$(52.2)	$(4.4)		$(34.3)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2015
($ IN MILLIONS)

	Revlon Consumer	Elizabeth
	Products Corp.	Arden, Inc.	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined

Net Sales	$920.9	$367.1	$—		$1,288.0
Cost of Sales	303.6	268.4	(1.8)	Note 4 (a)	570.2
Gross Profit	617.3	98.7	1.8		717.8
Selling, general, and administrative	503.8	222.2	(1.8)	Note 4 (c)	724.2
Acquisition and integration costs	5.9	—	—		5.9
Restructuring charges and other, net	(3.1)	—	—		(3.1)
Operating income (loss)	$110.7	$(123.5)	$3.6		$(9.2)
Other expenses, net:
Interest expense, net	40.5	13.8	14.8	Note 4 (d)	69.1
Amortization of debt issuance costs	2.8	0.4	0.6	Note 4 (d)	3.8
Foreign currency loss, net	8.0	—	—		8.0
Miscellaneous, net	0.2	—	—		0.2
Other expense, net	$51.5	$14.2	$15.4		$81.1
Income (loss) from continuing operations before income taxes	59.2	(137.7)	(11.8)		(90.3)
Provision for income taxes	31.0	5.2	(4.2)	Note 4 (e)	32.0
Net (loss) income from continuing operations	$28.2	$(142.9)	$(7.6)		$(122.3)
Loss from discontinued operations, net of taxes	(0.1)	—	—		(0.1)
Net loss attributable to noncontrolling interests	—	0.4	—		0.4
Accretion and dividends on preferred stock	—	(1.3)	1.3	Note 3	—
Net income (loss)	$28.1	$(143.8)	$(6.3)		$(122.0)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015
($ IN MILLIONS)

	Revlon Consumer	Elizabeth
	Products Corp.	Arden, Inc.	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined

Net Sales	$1,914.3	$949.2	$—		$2,863.5
Cost of Sales	667.8	597.2	(2.9)	Note 4 (a)	1,262.1
Gross Profit	1,246.5	352.0	2.9		1,601.4
Selling, general, and administrative	993.5	482.3	(2.9)	Note 4 (c)	1,472.9
Acquisition and integration costs	8.0	—	—		8.0
Restructuring charges and other, net	10.5	—	—		10.5
Goodwill impairment charge	9.7	—	—		9.7
Operating income (loss)	$224.8	$(130.3)	$5.8		$100.3
Other expenses, net:
Interest expense, net	83.3	27.6	27.9	Note 4 (d)	138.8
Amortization of debt issuance costs	5.7	1.5	1.2	Note 4 (d)	8.4
Foreign currency loss, net	15.7	—	—		15.7
Miscellaneous, net	0.4	—	—		0.4
Other expense, net	$105.1	$29.1	$29.1		$163.3
Income (loss) from continuing operations before income taxes	119.7	(159.4)	(23.3)		(63.0)
Provision for income taxes	54.4	6.1	(8.2)	Note 4 (e)	52.3
Net income (loss) from continuing operations	$65.3	$(165.5)	$(15.1)		$(115.3)
Loss from discontinued operations, net of taxes	(3.2)	—	—		(3.2)
Net income attributable to noncontrolling interests	—	2.1	—		2.1
Accretion and dividends on preferred stock	—	(2.5)	2.5	Note 3	—
Net income (loss)	$62.1	$(165.9)	$(12.6)		$(116.4)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2016
($  IN MILLIONS)

	Revlon Consumer	Elizabeth
	Products Corp.	Arden, Inc.	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Combined

ASSETS
Current Assets
Cash and cash equivalents	$185.8	$45.0	$(10.9)	Note 4 (d)	$219.9
Trade receivables, net	268.4	116.0	—		384.4
Inventories	209.6	241.4	40.7	Note 4 (a)	491.7
Prepaid expenses and other	74.3	26.8	—		101.1
Receivable from Revlon, Inc.	127.2	—	—		127.2
Total current assets	$865.3	$429.2	$29.8		$1,324.3
Property, plant, and equipment, net	216.8	88.3	6.2	Note 4 (a)	311.3
Deferred income taxes	41.7	3.3	—		45.0
Goodwill	476.7	31.6	(31.6)	Note 4 (a)
	—	—	288.6	Note 4 (a)
Intangible assets, net	328.9	225.0	(225.0)	Note 4 (a)	661.7
	—	—	332.8	Note 4 (a),(b)
Other assets	89.4	22.1	(0.9)	Note 4 (a),(d),(f)	110.6
Total assets	$2,018.8	$799.5	$399.9		$2,452.9

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY
Current liabilities
Short-term borrowings	14.1	67.0	(67.0)	Note 4 (a)	14.1
Current portion of long-term debt	6.8	—	11.2	Note 4 (d)	18.0
Accounts payable	187.6	99.0	—		286.6
Accrued expenses and other	233.2	104.5	38.1	Note 4 (d)	365.5
	—	—	(10.3)	Note 4 (a),(d)
Total current liabilities	$441.7	$270.5	$(28.0)		$684.2
Long-term debt	1,783.6	354.8	552.0	Note 4 (a),(d)	2,690.4
Long-term pension and other post-retirement plan liabilities	178.2	—	—		178.2
Other long-term liabilities	72.8	62.0	(36.3)	Note 4 (a),(b)	165.3
			66.8	Note 4 (a),(b)
Redeemable noncontrolling interest	—	2.3	—		2.3
Elizabeth Arden Redeemable Series A Serial Preferred Stock, $0.01 par value, 50,000 shares authorized: 50,000 shares issued and outstanding	—	50.0	(50.0)	Note 4 (a)	—
Stockholders’ (deficiency) equity:
RCPC Preferred Stock par value $1.00 per share; 1,000 shares authorized; 546 issued as of March 31, 2016	54.6	—	—		54.6
Elizabeth Arden Common Stock, $0.01 par value, 50,000,000 shares authorized; 34,790,625 shares issued	—	0.4	(0.4)	Note 4 (f)	—
Additional paid-in capital	960.9	381.6	(381.6)	Note 4 (f)	960.9
Accumulated deficit	(1,236.1)	(208.4)	163.7	Note 4 (f)	(1,280.8)
Treasury stock (4,841,308 shares at cost)	—	(93.2)	93.2	Note 4 (f)	—
Noncontrolling interest	—	0.3	(0.3)	Note 4 (f)	—
Accumulated other comprehensive loss	(236.9)	(20.8)	20.8	Note 4 (f)	(236.9)
Total stockholders’ (deficiency) equity	(457.5)	59.9	(104.6)		(502.2)
Total liabilities and stockholders’ deficiency	$2,018.8	$799.5	$399.9		$3,218.2

Note 1: Description of the Transactions

Agreement and Plan of Merger
On June 16, 2016, the Company entered into the Merger Agreement, pursuant to which the Company acquired Elizabeth Arden on September 7, 2016 (the “Acquisition Date”). At the effective time of the Acquisition (the “Effective Time”), each share of Elizabeth Arden common stock (other than shares held by the Company or Elizabeth Arden (including treasury shares) (collectively, the “Excluded Shares”)) was converted into the right to receive $14.00 in cash, without interest and subject to any applicable withholding taxes (the “Acquisition Consideration”). The initial 6.25% senior notes (the “Initial 6.25% Senior Notes”) notes were originally issued on August 4, 2016 by the Escrow Issuer pursuant to the indenture dated as of August 4, 2016 (as amended, the “6.25% Senior Notes Indenture”).  On the Acquisition Date, the Escrow Issuer merged with and into Products Corporation, with Products Corporation surviving the Merger, whereupon Products Corporation assumed the Escrow Issuer’s obligations under the 6.25% Senior Notes Indenture and the Initial 6.25% Senior Notes. Upon Products Cororation’s assumption of such obligations, Elizabeth Arden and certain of Products Corporation’s and Elizabeth Arden’s existing and future wholly owned domestic subsidiaries guaranteed those obligations.
As of the Effective Time: (i) each stock option of Elizabeth Arden that was outstanding and unexercised immediately before the Effective Time was canceled in consideration for the right to receive a cash payment equal to the excess, if any, of the Acquisition Consideration over the exercise price of such stock option; and (ii) each restricted stock unit of Elizabeth Arden became fully vested and converted into the right to receive an amount in cash equal to the Acquisition Consideration.
Financing
Concurrently with the Acquisition, Products Corporation entered into the 7-year $1,800.0 million 2016 Term Loan Facility and the 5-year $400.0 million 2016 Revolving Credit Facility (together, the “Senior Facilities”). Products Corporation used the net cash proceeds of the issuance of the 6.25% Senior Notes and borrowings under the 2016 Term Loan Facility, together with approximately $35.0 million of borrowings under  the 2016 Revolving Credit Facility and approximately $126.7 million of cash on hand, to fund the purchase price consideration of the Acquisition, to pay expenses in connection with the Transactions and to also repay, refinance or retire the following indebtedness (amounts outstanding are as of June 30, 2016):
(i)	$1,310.0 million aggregate principal amount of Products Corporation’s previous (i) 2011 term loan due 2017; and (ii) 2013 term loan due 2019, which were governed by the same term loan facility agreement (collectively, the “Old Term Loan”);
(ii)	$350.0 million aggregate principal amount of Elizabeth Arden’s 7⅜% senior notes due 2021 (the “Old Elizabeth Arden Notes”);
(iii)	$42.0 million aggregate principal amount of borrowings under Elizabeth Arden $300.0 million revolving credit facility (the “Old Elizabeth Arden Revolving Facility”) (while $42.0 million was the amount outstanding under the Old Elizabeth Arden Revolving Credit Facility as of June 30, 2016, the amount repaid by Products Corporation under the Old Elizabeth Arden Revolving Credit Facility at the Acquisition Date was $142.0 million);
(iv)	$25.0 million aggregate principal amount of borrowings under Elizabeth Arden’s second lien credit facility (the “Old Elizabeth Arden Second Lien Facility”); and
(v)	$55.0 million liquidation preference of Elizabeth Arden’s Series A Serial Preferred Stock, par value $0.01 per share, which is referred to as the “Elizabeth Arden Preferred Stock,” which includes a $5.0 million change of control premium.
In addition, the Company terminated its then-existing $175.0 million amended revolving credit facility due 2018 (the “Old Revolver” and, together with the Old Term Loan, the “Old Senior Facilities”).

The foregoing transactions are referred to as the “Refinancing Transactions” and the Acquisition and the Refinancing Transactions are referred to as the “Transactions.”

Note 2: Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the Transactions on Products Corporation’s historical financial position and operating results. The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of Products Corporation and Elizabeth Arden, giving effect to the Transactions as if they had been completed on January 1, 2015. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Products Corporation and Elizabeth Arden, giving effect to the Transactions as if they had occurred on June 30, 2016.
Certain reclassifications have been made to Elizabeth Arden’s historical financial statements to conform to the presentation in Products Corporation’s financial statements. The Company expects there could be additional reclassifications in the year following the completion of the Acquisition, any of which could be material.
The fair values of the net assets acquired in the Acquisition are provisional based on management’s preliminary estimate of the respective fair values. U.S. GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price consideration over the estimated fair value of identifiable assets and liabilities of Elizabeth Arden as of the Acquisition Date will be reflected as goodwill. The carrying values of net assets acquired and goodwill are subject to the finalization of the Company’s analysis of the fair value of Elizabeth Arden’s assets and liabilities as of the Acquisition Date and will be adjusted upon completion of the final valuation. The use of different estimates could yield materially different results.
The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or financial position of the combined companies that would have occurred if the Transactions had been completed during the period or as of the dates for which the pro forma financial information is presented. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future consolidated financial position or operating results of the combined companies.
The accompanying unaudited pro forma condensed combined statements of operations do not include: (1) any net cost reductions or synergies that may be achieved subsequent to the completion of the Acquisition; or (2) the impact of non-recurring items directly related to the Transactions.

Note 3: Estimated Purchase Price Consideration

The Company acquired Elizabeth Arden for a cash purchase price of $928.9 million, which the Company financed from the proceeds of the Senior Facilities and the 6.25% Senior Notes and cash on hand. The components of the $928.9 million purchase price are as follows:

($ in millions)	Estimated Purchase Price
Purchase price of Elizabeth Arden common stock (1)	431.5
Repayment of Old Elizabeth Arden Notes (2)	350.0
Repayment of Old Elizabeth Arden Revolving Facility (3)	42.0
Repayment of Old Elizabeth Arden Second Lien Facility (3)	25.0
Repurchase of Old Elizabeth Arden Preferred Stock (4)	55.0
Payment of accrued interest and call premium on Old Elizabeth Arden Notes (5)	22.7
Payment of Elizabeth Arden dividends payable at June 30, 2016 (6)	2.7
Total Purchase Price	$928.9

(1)	All of Elizabeth Arden’s issued and outstanding common stock was canceled and extinguished at the effective time of the Acquisition and (other than the Excluded Shares) was converted into the right to receive $14.00 in cash, without interest, less any required withholding taxes, which was paid by the Company upon the completion of the Acquisition. The $431.5 million purchase price includes the settlement of all outstanding Elizabeth Arden stock options and all outstanding Elizabeth Arden restricted share units at the Acquisition Date for total cash payments of $11.1 million.

(2)	The purchase price includes the repurchase of $350.0 million aggregate principal amount of outstanding Old Elizabeth Arden Notes.

(3)	The purchase price includes the repayment of $42.0 million aggregate principal amount outstanding under the $300.0 million Old Elizabeth Arden Revolving Facility and $25.0 million aggregate principal amount outstanding under the Elizabeth Arden Second Lien Facility, respectively, on the Acquisition Date, in each case, as of June 30, 2016. While $42.0 million was the amount outstanding under the Old Elizabeth Arden Revolving Credit Facility as of June 30, 2016, the amount repaid by Products Corporation under the Old Elizabeth Arden Revolving Credit Facility at the Acquisition Date was $142.0 million.

(4)	Per the terms of the Merger Agreement, the purchase price included $55.0 million paid to retire a $55.0 million liquidation preference of 50,000 shares of Old Arden Preferred Stock, par value $0.01 per share, which includes a $5.0 million change of control premium.

(5)	Interest on the Old Elizabeth Arden Notes accrued at a rate of 7.375% per annum and was payable semi-annually on March 15 and September 15 of every year through maturity. The amount of accrued and unpaid interest is calculated based on an assumed 107 days of accrued interest as of June 30, 2016 in the amount of $7.6 million. Pursuant to the terms of the indenture governing the Old Elizabeth Arden Notes, upon a change in control, the Old Elizabeth Arden Notes were callable at a price equal to 103.69% of their principal amount, plus accrued and unpaid interest to the date of the repurchase.

(6)	The purchase price includes the payment of approximately $2.7 million in accrued dividends payable at June 30, 2016 to the holders of Elizabeth Arden Preferred Stock.

Note 4: Pro Forma Adjustments

(a) Preliminary Purchase Price Allocation

For purposes of the preparation of the unaudited pro forma condensed combined financial statements, the fair values of the net assets acquired by the Company in the Acquisition are provisional and are based on management’s preliminary estimate of their respective fair values. The process of finalizing the valuation of the net assets acquired may result in material adjustments to the respective fair values and resulting goodwill. As required under applicable accounting guidance, the valuation of the net assets acquired will be finalized no later than one year from the Acquisition Date.
The following is a summary of management’s preliminary estimate of the fair values of net assets acquired and resulting goodwill in the Acquisition, as reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 2016:
($ in millions)	June 30, 2016
Historical equity of Elizabeth Arden*		$59.9
Elimination of Elizabeth Arden’s historical goodwill		(31.6)
Elimination of Elizabeth Arden’s historical intangible assets		(225.0)
Elimination of Old Elizabeth Arden Notes		354.8
Elimination of Elizabeth Arden Revolving Facility and Elizabeth Arden Second Lien Facility		67.0
Elimination of Elizabeth Arden Preferred Stock		50.0
Accrued dividends payable on Elizabeth Arden Preferred Stock		2.7
Accrued interest on Old Elizabeth Arden Notes		7.6
Elimination of Elizabeth Arden’s historical deferred tax liabilities related to intangible assets		36.3
Fair value adjustment to acquired Elizabeth Arden inventory		40.7
Fair value adjustment to acquired Elizabeth Arden property and equipment		6.2
Fair value adjustment to acquired Elizabeth Arden Red Door Spa		5.7
Fair value of identifiable intangible assets:
Trade names, indefinite-lived	$142.0
Trade names, finite-lived	15.0
Customer relationships - owned brands	89.0
Customer relationships - licensed and distributed brands	28.0
License agreements	24.0
Distribution rights	31.0
Technology	2.5
Favorable lease commitments	1.3
Total fair value of identifiable intangible assets		$332.8
Deferred tax impact of purchase accounting adjustments		(66.8)
Residual goodwill resulting from Acquisition		288.6
Total purchase price		$928.9
As discussed in Note 3 above, the purchase price in the Acquisition includes the purchase price of Elizabeth Arden common stock, the repayment of the Old Elizabeth Arden Notes, amounts outstanding under the Old Elizabeth Arden Revolving Facility and the Old Elizabeth Arden Second Lien Facility and the redemption of the Old Elizabeth Arden Preferred Stock.  The preliminary purchase price allocation, as outlined in the table above, has been calculated based upon the carrying values of the Old Elizabeth Arden Notes, the Old Elizabeth Arden Revolving Facility, the Old Elizabeth Arden Second Lien Facility and the Old Elizabeth Arden Preferred Stock at June 30, 2016.

In determining the fair values of net assets acquired and resulting goodwill, the Company considered, among other factors, analyses of Elizabeth Arden’s historical financial performance and an estimate of the future performance of Elizabeth Arden’s business.
The estimate of the fair values of acquired indefinite-lived and finite-lived trade names and internally-developed IP was determined using a risk-adjusted discounted cash flow approach, specifically the relief-from-royalty method. The relief-from royalty method requires identifying the hypothetical cash flows generated by an assumed royalty rate that a third party would pay to license the trade names and IP, and discounting them back to the Acquisition Date. The royalty rate used in such valuation was based on a consideration of market rates for similar categories of assets. The indefinite-lived trade names include the Elizabeth Arden brand trade name. The finite-lived trade names includes, among others, owned heritage fragrance trade names such as Curve, Halston and Giorgio Beverly Hills and the Prevage skin care brand.
The estimate of the fair value of the customer and distributor relationships and distribution rights acquired in the Elizabeth Arden Acquisition were determined using a risk-adjusted discounted cash flow model, specifically, the excess earnings method which considers the use of other assets in the generation of the projected cash flows of a specific asset to isolate the economic benefit generated by the customer and distribution relationships and distribution rights. The contribution of other assets, such as fixed assets, working capital, workforce and other intangible assets, to overall cash flows was estimated through contributory asset capital charges. Therefore, the value of the acquired customer relationship is the present value of the attributed post-tax cash flows, net of the return on fair value attributed to tangible and other intangible assets.
There are significant judgments inherent in a discounted cash flow approach, including, the selection of appropriate discount rates, hypothetical royalty rates, contributory asset capital charges, estimating the amount and timing of estimated future cash flows and identification of appropriate terminal growth rate assumptions. The discount rates used in the discounted cash flow analyses are intended to reflect the risk inherent in the projected future cash flows generated by the respective intangible assets.
The estimated step-up in fair value for Elizabeth Arden’s acquired inventory of $40.7 million was determined based upon the estimated selling price of the inventory less the remaining manufacturing and selling costs and normal profit margin on those manufacturing and selling efforts.  Following the Acquisition, the step-up in fair value of $40.7 million will increase cost of goods sold over approximately seven months as the related inventory is sold.  This increase in cost of goods sold is not reflected in the unaudited pro forma condensed combined statements of operations because it will not have a recurring impact.
A pro forma adjustment of $6.2 million was made to increase the carrying value of acquired property and equipment to estimated fair value of $94.5 million.  The estimated useful lives range from two to six years.  The fair value and useful life calculations are preliminary and subject to change after the Company finalizes its review of the specific types, nature, age, condition and location of Elizabeth Arden’s property and equipment. Pro forma adjustments for changes in estimated depreciation expense are reflected in the unaudited pro forma condensed combined statements of operations as follows (with respect to cost of goods sold and in Note 4(c) as it relates to selling, general and administrative expenses):
	Six Months Ended		Year Ended
($ in millions)	June 30, 2016	June 30, 2015	December 31, 2015
Reversal of Elizabeth Arden’s historical depreciation expense	$(2.7)	$(3.8)	$(6.9)
Estimated depreciation expense for acquired Elizabeth Arden property and equipment	2.0	2.0	4.0
Total pro forma adjustments to cost of goods sold	$(0.7)	$(1.8)	$(2.9)
A pro form adjustment of $5.7 million was made to increase the carrying value of Elizabeth Arden’s minority investment in Elizabeth Arden Arden Salon-Holdings, Inc., an unrelated party whose subsidiaries operate the Elizabeth Arden Red Door Spas and the Mario Tricoci Hair Salons. The estimated step-up in fair value was determined using a risk-adjusted discounted cash flow model, specifically, the excess earnings method which considers the use of other assets in the generation of the projected cash flows of a specific asset to isolate the economic benefit generated by the investment in the Elizabeth Arden Red Door Spas and the Mario Tricoci Hair Salons.
The carrying value of all other assets and liabilities was determined to approximate their fair value.

(b) Acquired Intangible Assets
The acquired intangible assets and related amortization expense is based on the Company’s preliminary estimate of the fair values of Elizabeth Arden’s identifiable intangible assets, which are as follows:
($ in millions)			For the six months ended		For the year ended
Acquired Intangible Assets	Fair Value	Estimated Useful Life	June 30, 2016	June 30, 2015	December 31, 2015
Trade names, indefinite-lived	$142.0	Indefinite	$—	$—	$—
Trade names, finite-lived	15.0	15	0.5	0.5	1.0
Technology	2.5	10	0.1	0.1	0.3
Customer relationships - owned brands	89.0	16	2.8	2.8	5.6
Customer relationships - licensed and distributed brands	28.0	16	0.9	0.9	1.8
License agreements	24.0	19	0.6	0.6	1.3
Distribution rights	31.0	18	0.9	0.9	1.7
Acquired lease fair value asset	$1.3	3	0.2	0.2	0.4
Total acquired intangible assets	$332.8
Total amortization expense			$6.0	$6.0	$12.1
Deferred Tax Liability

A non-current deferred tax liability of $66.8 million was recorded against the $332.8 million estimated fair value of Elizabeth Arden’s finite-lived acquired intangible assets outlined in the above table. The deferred tax liabilities represent the tax effect of the difference between the $190.8 million estimated assigned fair value of the finite-lived intangible assets and the nil tax basis of such assets. The estimated amount of $66.8 million was determined by multiplying the difference of $190.8 million by the Company’s statutory federal income tax rate of 35.0%.

The unaudited pro forma condensed combined balance sheet as of June 30, 2016 also includes a pro forma adjustment of ($36.3 million) to deferred income taxes-noncurrent within long-term liabilities to eliminate Elizabeth Arden’s deferred tax liability on its historical intangible assets.

(c) Selling, General and Administrative Expenses
Pro forma adjustments made to SG&A expense within the unaudited pro forma condensed combined statements of operations consist of the following:
	Six Months Ended		Year Ended
($ in millions)	June 30, 2016	June 30, 2015	December 31, 2015
Reversal of Elizabeth Arden’s amortization expense on historical intangible assets	$(6.0)	$(6.1)	$(11.9)
Amortization expense for acquired intangible assets shown in (b) above	6.0	6.0	12.1
Reversal of Elizabeth Arden’s historical depreciation expense	(12.2)	(13.2)	(26.1)
Estimated depreciation expense for acquired property and equipment	11.5	11.5	23.0
Reversal of Elizabeth Arden’s acquisition related costs	(2.0)	—	—
Total pro forma adjustments to SG&A	$(2.7)	$(1.8)	$(2.9)

(d) Financing transactions

Upon the effective date of the Acquisition, the Company used the net cash proceeds from borrowings under the 2016 Term Loan Facility, the 2016 Revolving Credit Facility, the 6.25% Senior Notes and cash on hand to fund the purchase price of the Acquisition and to refinance certain existing indebtedness of Elizabeth Arden and Products Corporation, as described in Note 1, “Description of the Transactions.”
Use of Proceeds
The use of proceeds from the 2016 Term Loan Facility, the 2016 Revolving Credit Facility and the 6.25% Senior Notes to be used in the Transactions is reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 2016 as follows:

($ in millions)	June 30, 2016
2016 Term Loan Facility, 7-year maturity	$1,800.0
2016 Revolving Credit Facility, 5-year maturity	35.0
6.25% Senior Notes, 8-year maturity	450.0
Debt Discounts (1)	(9.0)
Total Proceeds from Senior Facilities and 6.25% Senior Notes	$2,276.0
Refinance Products Corporation’s Old Term Loans (2)	(1,310.0)
Purchase Price, including refinance of Elizabeth Arden indebtedness	(928.9)
Debt Issuance Costs, presented as a deduction from the face value of related debt (3)	(48.0)
Acquisition-related costs (4)	—
Total pro forma adjustment to cash and cash equivalents	$(10.9)

(1)
Debt discounts of approximately $9.0 million, for the purposes of pro forma presentation, represent amounts to be paid to the lenders.  At the Acquisition Date, these amounts were accounted for as a reduction from the proceeds received as a component of the premium or discount at issuance and will be amortized over the term of the 2016 Term Loan Facility.  See “Interest Expense” below for the pro forma adjustments.

(2)
Products Corporation’s Old Term Loan consists of: (i) the 2011 Term Loan, which was due in November 2017, with an aggregate outstanding principal amount of $651.4 million as of June 30, 2016; and (ii) the 2013 Term Loan, which was due October 2019, with an aggregate outstanding principal amount of $658.6 million as of June 30, 2016.

(3)
The Company expects to incur debt issuance costs of approximately $48.0 million as of the Acquisition Date, which are recorded as a deduction from the face value of the long-term debt pro forma adjustment in the unaudited pro forma condensed combined balance sheet as of June 30, 2016. The debt issuance costs will be amortized over the life of the Senior Facilities and the 6.25% Senior Notes. See “Interest Expense and Debt Issuance Costs” below for the pro forma adjustment.

(4)
Of the total $39.7 million of anticipated Acquisition-related costs to be incurred by the Company, $38.1 million were unpaid, and $1.7 million were incurred and paid by the Company as of June 30, 2016.  Additionally, Elizabeth Arden incurred $2.0 million of Acquisition-related costs during the six months ended June 30, 2016. The $1.7 million of Acquisition-related costs incurred and paid by the Company and the $2.0 million of Acquisition-related costs incurred by Elizabeth Arden during the six months ended June 30, 2016, respectively, have been eliminated from the acquisition and integration costs section and the selling, general and administrative section of the unaudited pro forma condensed combined statements of operations, respectively, as these Acquisition-related costs will not have a continuing impact. The unpaid Acquisition-related costs of $38.1 million are assumed to be accrued as of June 30, 2016, and are included as a pro forma adjustment to accumulated deficit and accrued expenses and other in the unaudited pro forma condensed combined balance sheet as of June 30, 2016.

The current and long-term portions of debt and pro forma adjustments to accrued expenses related to borrowings under the Senior Facilities and the issuance of the 6.25% Senior Notes in the unaudited pro forma condensed combined balance sheet as of June 30, 2016 are summarized as follows:
($ in millions)
Current portion of long-term debt	June 30, 2016
Products Corporation historical current portion long-term debt at June 30, 2016		$6.8
Current portion of borrowings under the existing Products Corporation facilities (1)	18.0
Elimination of Products Corporation’s historical current portion of long-term debt	(6.8)
Pro forma adjustment to current portion of long-term debt		11.2
Total pro forma current portion of long-term debt		$18.0

(1)	Current portion calculated as 1% amortization on $1.8 billion of 2016 Term Loan Facility.

($ in millions)
Long-term debt	June 30, 2016
Products Corporation historical long-term debt at June 30, 2016		$1,783.6
Old Elizabeth Arden Notes, including $4.8 million premium		354.8
Total Proceeds from the Senior Facilities and the 6.25% Senior Notes	2,276.0
Refinance Products Corporation’s Old Term Loans	(1,310.0)
Elimination of Old Elizabeth Arden Notes, including $4.8 million premium	(354.8)
Debt Issuance Costs, presented as a deduction from the face value of related debt	(48.0)
Total pro forma adjustment to total debt	$563.2
Less: Pro forma adjustment to current portion of long-term debt (see above)	(11.2)
Pro forma adjustment to long-term debt		552.0
Pro forma long-term debt		$2,690.4

($ in millions)
Accrued dividends payable and accrued interest included in purchase price	June 30, 2016
Elimination of accrued dividends payable on Elizabeth Arden Preferred Stock	$(2.7)
Elimination of Elizabeth Arden accrued interest on the Old Elizabeth Arden Notes	(7.6)
Total pro forma adjustment to accrued expenses and other	$(10.3)

Interest Expense and debt issuance costs
Pro forma interest expense and debt issuance costs resulting from the Senior Facilities and 6.25% Senior Notes are as follows:
	Six Months Ended		Year Ended
($ in millions)	June 30, 2016	June 30, 2015	December 31, 2015
Interest Expense
Pro forma interest on Senior Facilities and 6.25% Senior Notes	$53.2	$53.6	$106.4
Reversal of Elizabeth Arden’s historical interest expense (1)	(14.0)	(13.4)	(27.6)
RCPC historical interest expense related to Old Terms Loans, as reflected in the historical consolidated financial statements	(24.9)	(25.4)	(50.9)
Total Adjustment for Pro Forma Interest Expense	$14.3	$14.8	$27.9
Debt issuance costs
Amortization of debt issuance costs	$3.5	$3.5	$7.1
RCPC historical amortization of debt issuance costs related to Old Term Facilities, as reflected in the historical consolidated financial statements	(2.2)	(2.2)	(4.4)
Reversal of Elizabeth Arden’s historical amortization of debt issuance costs	(0.9)	(0.7)	(1.5)
Total Adjustment for Pro Forma Amortization of Debt Issuance Costs	$0.4	$0.6	$1.2

(1)
As discussed in Note 4(a), the purchase price includes the repayment of $350.0 million aggregate principal amount of Old Elizabeth Arden Notes, as well as an aggregate of $67.0 million of borrowings outstanding under the Elizabeth Arden Revolving Facility and the Elizabeth Arden Second Lien Facility.  At June 30, 2016, Elizabeth Arden had $42.0 million and $25.0 million in borrowings outstanding under the Elizabeth Arden Revolving Facility and the Elizabeth Arden Second Lien Facility, respectively. While $42.0 million was the amount outstanding under the Old Elizabeth Arden Revolving Credit Facility as of June 30, 2016, the amount repaid by Products Corporation under the Old Elizabeth Arden Revolving Credit Facility at the Acquisition Date was $142.0 million. Elizabeth Arden’s historical interest expense was reversed as pro forma adjustments in the unaudited pro forma condensed combined statements of operations.

(e) Provision for Income Taxes
The pro forma adjustment to the provision for income taxes was calculated using the statutory federal income tax rate of 35.0%, as detailed below:

	Six Months Ended		Year Ended
($ in millions)	June 30, 2016	June 30, 2015	December 31, 2015
Cost of Goods Sold
Adjustment	$(0.7)	$(1.8)	$(2.9)
Tax expense	0.3	0.6	1.0
Interest Expense and Debt Issuance Costs
Adjustment	14.7	15.4	29.1
Tax benefit	(5.1)	(5.4)	(10.2)
SG&A Expenses
Adjustment	(2.7)	(1.8)	(2.9)
Tax expense	0.9	0.6	1.0
Total Adjustment for Pro Forma Tax Benefit	$(3.9)	$(4.2)	$(8.2)
(f) Equity
As shown in the purchase price allocation in Note 4(a) above, Elizabeth Arden’s historical equity is eliminated in the unaudited pro forma condensed combined balance sheet as of June 30, 2016.  As discussed in Note 4(d) above, a pro forma adjustment of $38.1 million and $6.6 million was made to accumulated deficit for Transaction-related costs that had not been incurred as of June 30, 2016 and historical debt issuance as of June 30, 2016, respectively.  Pro forma accumulated deficit as a result of the Transactions is summarized below:

	June 30, 2016
Products Corporation historical accumulated deficit at June 30, 2016		$(1,236.1)
Elizabeth Arden historical accumulated deficit at June 30, 2016		(208.4)
Elimination of historical Elizabeth Arden accumulated deficit	208.4
Pro forma adjustment for Transaction-related costs	(38.1)
Elimination of historical Elizabeth Arden debt issuance costs	(6.6)
Pro forma adjustment to accumulated deficit		$163.7
Total pro forma accumulated deficit		$(1,280.8)